PROSPECTUS SUPPLEMENT NO. 18	Filed Pursuant to Rule 424(b)(8)
(to prospectus dated April 7, 2023)	Registration No. 333-271046

15,600,000 Shares of Common Stock

NUBURU, INC.

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated April 7, 2023 (as supplemented from time to time, the “Prospectus”), with the information contained in the Current Report on Form 8-K filed by Nuburu, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on June 13, 2024 and the Current Report on Form 8-K filed by the Company with the SEC on June 24, 2024 (the "Form 8-Ks"), other than any information which was furnished and not filed with the SEC. Accordingly, we have attached the Form 8-Ks to this prospectus supplement. The Prospectus relates to the offer and resale of up to 15,600,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), by Lincoln Park Capital Fund, LLC. This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock is traded on the OTC Pink Market under the symbol “BURU.” On June 21, 2024, the last quoted sale price for our Common Stock as reported on the OT Pink Market was $0.031 per share.

We are a “smaller reporting company” and an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 10 of the Prospectus, as well as any updates to such risk factors included in any supplements and amendments thereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 24, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, in June 2023, the Company issued certain convertible promissory notes to various noteholders, some of which were subsequently acquired from such noteholders by third-party purchasers in transactions that did not include the Company as a party. The Company has agreed with purchasers of such notes (the “Investors”) to the conversion and settlement of certain notes held by such Investors, which will result in the issuance of shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company. While the initial conversion transaction may ultimately result in the issuance of up to approximately 11 million shares of Common Stock to settle $635,000 in principal of notes (and subsequent transactions may result in the issuance of up to approximately 12 million shares (to settle $530,000 in principal of notes), 17 million shares (to settle $767,000 in principal of notes), and 25 million shares (to settle $1,100,000 in principal of notes, respectively), the Company agreed not to issue shares with respect to any such transaction if that would result in the noteholder receiving more than 4.99% of the outstanding Common Stock at any given time. Further, the Company will not issue Common Stock with respect to any such transaction in excess of 19.99% of the outstanding Common Stock as of the effective date of such transaction, unless the Company has obtained stockholder approval to issue shares in excess of such amount. The Company has engaged in and anticipates engaging in similar transactions with respect to other outstanding debt and obligations as part of its effort to reduce debt, improve its capital structure, and expand its stockholder base. The Company previously obtained stockholder approval for issuances that would exceed 20% or more of the outstanding Common Stock; however, based on NYSE rules, that blanket authorization lapsed 90 days after the February 22, 2024 stockholder meeting. The Company intends to promptly seek stockholder approval for issuances of Common Stock that would exceed 20% or more of the outstanding Common Stock for an additional 90-day period to continue to support its financing and recapitalization goals.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02. The securities described in Item 1.01 are being issued privately pursuant to an exemption from registration available pursuant to Section 3(a)(9) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

On June 11, 2024, the Board of Directors of Nuburu, Inc., a Delaware corporation (the “Company”), approved a reverse stock split of the Company’s authorized, issued and outstanding shares of Common Stock, at a ratio of 1-for-40 (the “Reverse Stock Split”). The Reverse Stock Split has also been duly approved by the holders of the requisite number of shares of the Company’s capital stock.

Reasons for the Reverse Stock Split

The Reverse Stock Split is being effected because the Company believes the anticipated increase in the market price of the Common Stock resulting from the Reverse Stock Split will benefit the Company and its stockholders. The Company cannot provide assurance that such increase will occur or that, if such increase does occur, that it will be sustained.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number

The Reverse Stock Split will become effective on June 24, 2024 (the “Effective Date”) after the close of market. The Common Stock should begin trading on a split-adjusted basis at the commencement of trading on June 25, 2024, under the Company’s existing trading symbol “BURU.” The Common Stock has been assigned a new CUSIP number, 67021W301, in connection with the Reverse Stock Split.

Split Adjustment; Treatment of Fractional Shares

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be exchanged for the number of shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 40, with such resulting number of shares rounded up to the nearest whole share. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. Also on the Effective Date, all equity awards outstanding immediately prior to the Reverse Stock Split will be adjusted to reflect the Reverse Stock Split.

Certificated Shares

Each certificate, or book entry, that immediately prior to the Reverse Stock Split represented shares of Common Stock, will, following the Reverse Stock Split, represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry shall have been combined, subject to the treatment of fractional shares as described above.

Delaware State Filing

The Reverse Stock Split will be effected pursuant to the Company’s filing of a Certificate of Amendment (the “Certificate”) with the Secretary of State of the State of Delaware on the Effective Date. A copy of the Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Capitalization

The Company is authorized to issue 250,000,000 shares of Common Stock and 50,000,000 shares of preferred stock (the “Preferred Stock”). There will be no change to the number of authorized capital stock of the Company. The Reverse Stock Split will have no effect on the par value of the Common Stock or the Preferred Stock.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the Reverse Stock Split is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and the anticipated effect of the Reverse Stock Split and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: the Company’s ability to successfully effect the Reverse Stock Split or realize the anticipated benefits of the Reverse Stock Split; maintenance of our NYSE American LLC listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of Common Stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Certificate of Amendment.

99.1 Press Release Announcing Reverse Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	June 13, 2024	By:	/s/ Brian Knaley
		Name: Title:	Brian Knaley Chief Executive Officer

Exhibit 3.1

EXHIBIT A

The Amended and Restated Certificate of Incorporation of the Company is hereby amended by adding the following new paragraph immediately below the second paragraph of Section 1 of Article IV:

Reverse Stock Split. Immediately upon the filing and effectiveness (the “Reverse Split Effective Time”) pursuant to the DGCL of this amendment to this Amended and Restated Certificate of Incorporation, each forty (40) shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Reverse Split Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive such additional fraction of a share of Common Stock as is necessary to increase the fractional shares to a full share. Each certificate that immediately prior to the Reverse Split Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. No changes are being made to the number of authorized shares.

Exhibit 99.1

NUBURU, Inc. CEO Brian Knaley Outlines Strategic Vision and Growth Milestones in Shareholder Letter

CENTENNIAL, Colo., June 13, 2024 -- NUBURU, Inc. (“NUBURU” or the “Company”) (NYSE American: BURU), a leading innovator in high-power and high-brightness industrial blue laser technology, today announced a shareholder letter from its CEO, Brian Knaley.

Dear NUBURU Shareholders, Partners, and Family:

For the last several months, NUBURU has been realigning and refocusing our business and operations and we are beginning to see the positive results of these intense efforts. We are seeing increased orders (which typically require a sales and qualification process that can take 12 months or longer), we have received prestigious recognitions, we have realigned our workforce, we have reduced our outstanding debt by 25%, and we continue to pursue a variety of transactions to further reduce our debt, and we have established new, ongoing funding relationships that are critical to an emerging growth company like Nuburu.

Maintaining NYSE Listing

As part of our overall recalibration, consistent with the authorization previously provided by shareholders, we will be implementing a 1-for- 40 reverse stock split of our outstanding stock effective June 24, 2024 and expect that our stock would begin trading on June 25, 2024 on a split-adjusted basis under a new CUSIP number, 67021W301.

We believe this will benefit shareholders by reducing the number of outstanding shares and increasing the share price, making the stock more appealing to institutional investors and analysts who tend to avoid stocks with low prices. Additionally, it will help the Company continue to satisfy the minimum price requirements for listing on the NYSE and make it easier for institutional investors to compare NUBURU's stock price with its peers. The reverse stock split does not affect the Company's fundamental value or the proportional ownership of shareholders. Your stake in the Company remains unchanged.

Capital Structure

In addition to our capital-raising efforts, we have entered into agreements, and are pursuing additional agreements, to extinguish some of our outstanding debt, including the conversion and settlement of outstanding convertible promissory notes in exchange for shares of common stock. Currently, we are limited by NYSE rules that prohibit an issuance of common stock in a transaction if it would result in the issuance of shares equal to 20% or more of our outstanding shares. We intend to settle additional amounts of debt once we have obtained shareholder approval to issue shares in excess of 20% of our outstanding common stock for such purpose. Additional information regarding our settlement of debt is available in a Current Report on Form 8-K filed with the SEC on June 13, 2024.

NUBURU Blue Laser Systems

Looking forward, I am excited and optimistic about the future of our Company. We are strengthening our relationships with our key financing partners, employees, customers, and vendors in order to advance the

Company's business plan and increase shareholder value. We will focus on maintaining the NYSE's continued listing standards and propelling NUBURU toward sustainable operational success. NUBURU is poised for growth with our cutting-edge blue laser technology, the validation of which is evident in our current corporate contracts with end-users and distributors and government contracts with entities like NASA and the U.S. Air Force.

NUBURU ships blue laser systems for welding applications, including batteries, large-screen displays, and cell phone components. We hold over 220 patents and pending patents globally, covering blue laser applications, technologies, and 3D printing. Notably, in 2022 and early 2023, we began producing and shipping our AO-650 laser. In January 2023, we launched the NUBURU BLTM series with the BL-250, followed by the BL-1Kw in June 2023, and recently expanded the BL product line to include the BL-300 and BL-1000-F.

Our current focus is on manufacturing and shipping the BL series, specifically the BL250 model, given the acceptance of wire stripping, medical device, and personal electronic application interest. We are also evaluating ways to deliver more power with better beam quality and plan to prioritize this in the second half of 2024. We are poised to enhance shareholder value through the strategic monetization of our innovative IP and the pursuit of additional opportunities that expedite our business development.

With our high-power, high-brightness blue laser technology, NUBURU is driving significant improvements in welding and 3D printing applications by enhancing productivity and cost efficiency for manufacturers in the e-mobility, consumer electronics, aerospace, defense, and 3D printing markets, with the potential to expand into new areas not yet serviced by existing laser technologies.

Our technology is not just about innovation; it is about responsibility. We've developed and patented a pivotal advancement in manufacturing technology that has the potential to transform the industry. NUBURU's cutting-edge technology reduces carbon emissions, promoting sustainability through reduced energy consumption and lower carbon output by more efficiently coupling heat into the processed material.

Blue laser light, which metals such as gold, copper, silver, and aluminum absorb more effectively than infrared light, substantially improves product quality, production yield, and manufacturing speed. These advantages enhance overall productivity and product lifespan, offering significant benefits whether upgrading existing processes or enabling new manufacturing approaches with our laser systems. We aim to reduce waste, limit costs, and improve manufacturing processes by incorporating Six Sigma Lean methodologies and ISO quality standards. These tools help create a quality-driven environment, reducing downtime and defects and deliver a lower cost of ownership to our customers.

Sales and Marketing

To expand our marketing efforts and achieve broader adoption of our technology, we employ our own sales force and have trained and will continue to develop third-party distributors for sales and customer support in key territories, including the Americas, Asia, and Europe. Our sales have historically resulted from long-term discussions with customers, typically taking 18-24 months from first contact to purchase order. We anticipate needing more engineers and production personnel as we scale our manufacturing. We will continue investing in research and development to improve and develop new products to maintain our leadership in the blue laser industry and open new markets while developing new growth opportunities.

The unwavering support from our longstanding and new shareholders, who have demonstrated remarkable resilience during challenging times, is particularly heartening. NUBURU remains committed to its strategic review processes and is open to exploring further opportunities that enhance its capabilities and market position. With this solid foundation, NUBURU's future is bright, driven by a clear vision for innovation and shareholder enrichment. We at NUBURU are grateful to our customers for their business and trust, each other for our hard work, and our shareholders for their support and encouragement.

About NUBURU

Founded in 2015, NUBURU, Inc. (NYSE American: BURU) is a developer and manufacturer of industrial blue lasers that leverage fundamental physics and their high-brightness, high-power design to produce faster, higher quality welds and parts than current lasers can provide in laser welding and additive manufacturing of copper, gold, aluminum, and other industrially essential metals. NUBURU's industrial blue lasers produce minimal to defect-free welds up to eight times faster than the traditional approaches — all with the flexibility inherent to laser processing. For more information, please visit www.NUBURU.net.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including relating to its partnership with GE Additive. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "plan," "seek," "targets," "projects," "could," "would," "continue," "forecast" or the negatives of these terms or variations of them or similar expressions. Forward-looking statements in this press release include, among other things: anticipated benefits associated with laser-based additive manufacturing. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by NUBURU and its management, are inherently uncertain and many factors may cause the Company's actual results to differ materially from current expectations which include, but are not limited to: (1) the ability to continue to meet the security exchange's listing standards; (2) failure to achieve expectations regarding its product development and pipeline; (3) the inability to access sufficient capital to operate as anticipated, whether from Lincoln Park Capital Fund, LLC or other sources; (4) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that NUBURU may be adversely affected by other economic, business and/or competitive factors; (7) volatility in the financial system and markets caused by geopolitical and economic factors; (8) failing to realize benefits from the partnership with GE Additive; and (9) other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in NUBURU's most recent periodic report on Form 10-K or Form 10-Q and other documents filed with the Securities and Exchange

Commission from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. NUBURU does not give any assurance that it will achieve its expected results. NUBURU assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Contacts

Investor Relations: David Kugelman Atlanta Capital Partners

(866) 692-6847 Toll Free - U.S. & Canada

(404) 281-8556 Mobile and WhatsAppdk@atlcp.com

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information included in Item 3.03 is incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On June 13, 2024, Nuburu, Inc. (the “Company”) announced that it was implementing a reverse stock split of its common stock (the “Common Stock”) at a ratio of 1-for-40 (the “Reverse Split”), which was to become effective on June 24, 2024. Upon announcement of the Reverse Split prior to market open, the Company’s stock price declined and the NYSE prohibited the stock from opening and halted trading before the Reverse Split could be effected. Because it was prohibited from effecting the Reverse Split due to the NYSE’s actions, it was not able to return to compliance with the NYSE’s stock price rules and the NYSE initiated proceedings to delist the Company’s securities. The Company is appealing the NYSE’s determination to commence delisting proceedings.

As previously announced, the Company began being quoted and traded on the over-the-counter market (the “OTC”) as of June 14, 2024.

On June 21, 2024, the Board of Directors approved setting a new record date of July 1, 2024 for the implementation of the Reverse Split, as required by rules applicable to issuers trading on OTC. If the Reverse Split results in the Company maintaining a trading price above NYSE American requirements, the Company will seek to resume trading on NYSE American. However, the Company may not be successful in returning to trading on NYSE American or with respect to its appeal. If the Company is not able to satisfy NYSE American bid price requirements, it would continue to be traded on the OTC, which could negatively impact the Company by reducing the liquidity and market price of its common stock and the number of investors willing to hold or acquire the Company's common stock, which could negatively impact the Company's ability to raise equity financing.

Reasons for the Reverse Split

The Reverse Split is being effected because the Company believes the anticipated increase in the market price of the Common Stock resulting from the Reverse Split will benefit the Company and its stockholders and allow it to return to trading on NYSE American. The Company cannot provide assurance that such increase will occur or that, if such increase does occur, it will be sustained, or that such increase will result in the Company returning to trading on NYSE American.

Effects of the Reverse Split

Effective Date; Symbol; CUSIP Number

The Company anticipates that the Reverse Split will become effective on July 1, 2024 (the “Effective Date”) after the close of market and that the Common Stock would begin trading on a split-adjusted basis at the commencement of trading on the next trading day under the Company’s existing trading symbol “BURU.” The Common Stock will be assigned a new CUSIP number, 67021W301, in connection with the Reverse Split.

Split Adjustment; Treatment of Fractional Shares

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be exchanged for the number of shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Split, divided by (ii) 40, with such resulting number of shares rounded up to the nearest whole share. As a result, no fractional shares will be issued in connection with the Reverse Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Split. Also on the Effective Date, all equity awards outstanding immediately prior to the Reverse Split will be adjusted to reflect the Reverse Split.

Certificated Shares

Each certificate, or book entry, that immediately prior to the Reverse Split represented shares of Common Stock, will, following the Reverse Split, represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry shall have been combined, subject to the treatment of fractional shares as described above.

Delaware State Filing

The Reverse Split will be effected pursuant to the Company’s filing of a Certificate of Amendment (the “Certificate”) with the Secretary of State of the State of Delaware on the Effective Date. A copy of the Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Capitalization

The Company is authorized to issue 250,000,000 shares of Common Stock and 50,000,000 shares of preferred stock (the “Preferred Stock”). There will be no change to the number of authorized capital stock of the Company. The Reverse Split will have no effect on the par value of the Common Stock or the Preferred Stock.

Immediately after the Reverse Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

A copy of the Company’s press release announcing the new record date for the Reverse Split is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and the anticipated effect of the Reverse Split and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: the Company’s ability to successfully effect the Reverse Split or realize the anticipated benefits of the Reverse Split; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of Common Stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Certificate of Amendment.

99.1 Press Release Announcing New Record Date for Reverse Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	June 24, 2024	By:	/s/ Brian Knaley
		Name: Title:	Brian Knaley Chief Executive Officer

Exhibit 3.1

EXHIBIT A

The Amended and Restated Certificate of Incorporation of the Company is hereby amended by adding the following new paragraph immediately below the second paragraph of Section 1 of Article IV:

Reverse Stock Split. Immediately upon the filing and effectiveness (the “Reverse Split Effective Time”) pursuant to the DGCL of this amendment to this Amended and Restated Certificate of Incorporation, each forty (40) shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Reverse Split Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive such additional fraction of a share of Common Stock as is necessary to increase the fractional shares to a full share. Each certificate that immediately prior to the Reverse Split Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. No changes are being made to the number of authorized shares.

Exhibit 99.1

NUBURU Announces Strategic 1-for-40 Reverse Stock Split to Enhance Shareholder Value and Return to Trading on NYSE American

CENTENNIAL, Colo., June 24, 2024 -- NUBURU, Inc. (“NUBURU” or the “Company”) (NYSE American: BURU) (OTC: BURU), a leading innovator in high-power and high-brightness industrial blue laser technology, announced that it will continue its previously announced plan to implement a 1-for-40 reverse stock split of its common stock (“Reverse Split”), with an anticipated implementation date of July 1, 2024 (the “Effective Date”), rather than the previously announced June 24, 2024 anticipated implementation date. Due to the NYSE halting trading in the common stock upon the initial announcement of the Reverse Split, the Company was unable to implement the Reverse Split as announced. The Company is in the process of appealing the NYSE's determination to initiate proceedings to delist its common stock and is being traded on the over-the-counter market under the symbol “BURU” in the meantime.

The common stock should begin trading on a split-adjusted basis at the commencement of trading on the trading day following the Effective Date under the Company’s existing trading symbol “BURU.” The Common Stock will be assigned a new CUSIP number, 67021W301, in connection with the Reverse Split.

“Our decision to execute this reverse stock split is part of our strategic plan to improve the marketability and liquidity of our stock, as we aim to attract a broader range of institutional investors in support of our long-term growth strategy, and return to trading on NYSE American” said Brian Knaley, CEO of NUBURU, Inc.

The Company may not be successful in returning to trading on NYSE American or with respect to its appeal of NYSE’s delisting determination. If the Company is not able to satisfy NYSE American bid price requirements, it would continue to be traded on the over-the-counter market, which could negatively impact the Company by reducing the liquidity and market price of its common stock and the number of investors willing to hold or acquire the Company's common stock, which could negatively impact the Company's ability to raise equity financing.

About NUBURU

Founded in 2015, NUBURU, Inc. (NYSE American: BURU) is a developer and manufacturer of industrial blue lasers that leverage fundamental physics and their high-brightness, high-power design to produce faster, higher quality welds and parts than current lasers can provide in laser welding and additive manufacturing of copper, gold, aluminum, and other industrially essential metals. NUBURU's industrial blue lasers produce minimal to defect-free welds up to eight times faster than the traditional approaches — all with the flexibility inherent to laser processing. For more information, please visit www.NUBURU.net.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including relating to its partnership with GE Additive. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "plan," "seek," "targets," "projects," "could," "would," "continue," "forecast" or the negatives of these terms or variations of them or similar expressions. Forward-looking statements in this press release include, among other things: anticipated benefits associated with laser-based additive manufacturing. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by NUBURU and its management, are inherently uncertain and many factors may cause the Company's actual results to differ materially from current expectations which include, but are not limited to: (1) the ability to meet security exchange listing standards and regain listed status; (2) failure to achieve expectations regarding its product development and pipeline; (3) the inability to access sufficient capital to operate as anticipated, whether from Lincoln Park Capital Fund, LLC or other sources; (4) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that NUBURU may be adversely affected by other economic, business and/or competitive factors; (7) volatility in the financial system and markets caused by geopolitical and economic factors; (8) failing to realize benefits from the partnership with GE Additive; and (9) other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in NUBURU's most recent periodic report on Form 10-K or Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. NUBURU does not give any assurance that it will achieve its expected results. NUBURU assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Investor Contact:

NUBURU, Inc.
ir@nuburu.net
(720) 767-1400